                                                                      EXHIBIT 99






October 10, 2001                            FOR IMMEDIATE RELEASE
                                            ---------------------

Contact:

Richard F. Bonini                           Mario S. Levis
Senior Executive Vice President & CFO       Executive Vice President & Treasurer
Tel: (212) 329-3728                         Tel: (787) 749-7108


                       DORAL FINANCIAL CORPORATION REPORTS
                                 RECORD EARNINGS
                 FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2001

         San Juan, Puerto Rico, October 10, 2001 - Doral Financial Corporation (NASDAQ: DORL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the third quarter and first nine months of 2001.

         Net income for the third quarter of 2001 amounted to a record $36.8 million, compared to $21.0 million for the third quarter of 2000, an increase of 75%. For the first nine months of 2001, Doral Financial's income before the cumulative gain-effect of a change in accounting principle was a record $95.5 million, compared to $61.9 million for the same period a year ago, an increase of 54%. For the third quarter of 2001 consolidated earnings per diluted share was $0.74, compared to $0.46 per diluted share a year ago, which represents an increase of 61%. For the first nine months of 2001, consolidated earnings per diluted share before the cumulative gain-effect of a change in accounting principle was $1.99, compared to $1.38 per diluted share a year ago, an increase of 44%.

         Net interest income for the third quarter and first nine months of 2001 was $24.7 million and $55.0 million, respectively, compared to $10.4 million and $32.0 million for the same periods a year ago. The increase in net interest income reflects the positive effects of recent reductions in short term interest rates on the Company's borrowing costs as well as the increase in interest earning assets.

         For the third quarter of 2001, Doral Financial's total non-interest income increased by 32% compared to the third quarter of 2000. Net gain on mortgage loan sales and fees increased to $44.8 million for the third quarter of 2001 from $40.3 million for the comparable 2000 period, an increase of 11%. For the first nine months of 2001, Doral Financial's total non-interest income increased by 32% compared to the first nine months of 2000. Net gain on mortgage loan sales and fees was $136.2 million for the first nine months of 2001 compared to $96.0 million for the corresponding period a year ago, an increase of 42%. The increase in net gain on mortgage loan sales and fees for both the quarter and the first nine months of 2001 was due to increased volume of mortgage loan originations and sales of mortgages, together with better pricing.

         The volume of mortgage loan production for the third quarter of 2001 was $1.1 billion, compared to $780 million for the comparable 2000 period, an increase of 41%. This is the highest mortgage production for any given three-month period in the Company's history. The volume of mortgage loan production for the first nine months of 2001 was $3.1 billion, compared to $2.4 billion for the corresponding 2000 period, an increase of 29%.

         Doral Bank, Puerto Rico (PR), which is Puerto Rico's fastest growing commercial bank, finished the first nine months of 2001 with $3.4 billion in assets and deposits of $1.5 billion. The Bank, which closed the third quarter of 2001 with 29 branches, expects to open 3 additional branches throughout Puerto Rico in the remaining three months of 2001.

         Doral Bank, New York (NY) continued its steady growth. As of September 30, 2001, Doral Bank NY had assets of $211.2 million and deposits of $146.5 million. On April 9, 2001, Doral Bank (NY) opened its second branch in New York City in Washington Heights. In addition, there are three more branches in the pre-opening stage. Mr. Salomon Levis, the Company's Chairman of the Board and Chief Executive Officer, stated that he continues to be optimistic about the Company's potential for future expansion in the New York metropolitan area.

         Mr. Levis reflected on the third quarter by stating, "This quarter is unprecedented in many ways. The tragedy that impacted our great nation on September 11, 2001 shall be forever remembered. Doral Financial and its employees offer our prayers for those persons who lost their lives, their families and for those who were impacted by the tragic events of September 11th at the World Trade Center in New York, the Pentagon and western Pennsylvania. Although there is heartfelt sadness there is also hope for a better, safer and more tranquil future.

         Notwithstanding the tragic events of September 11th , the demand for the Company's core mortgage products, including refinance and home purchase loans has continued strong, especially for the more economic and attractive walk-up housing units that are very popular with first time home buyers. The Company's mortgage servicing portfolio continued to grow surpassing $9.7 billion as of September 30, 2001."

         Mr. Levis added, "Another significant achievement during the third quarter was the successful sale, on August 1, of 5,060,000 shares of common stock at a price to the public of $32 per share. The offering, which was conducted in both the United States and Europe, produced net proceeds to the Company of $153.4 million further strengthening the Company's already solid capital position and coupled with record earnings were responsible for the jump in the book value of Doral Financial's common stock per share from $9.81 at June 30, 2001 to $12.95 as of September 30, 2001, an increase of 32%. Mr. Levis also indicated, "Doral's policy to invest in high quality assets such as U.S. Treasuries, other AAA rated securities and residential mortgage loans have proven a blessing in a slowing economic environment. Less than 1% of the Company's assets are unsecured loans"

         The Chairman stated that the third quarter had other noticeable achievements such as the upgrade of the Company's investment grade senior and subordinated debt ratings by Moody's and the receipt on July 11th of an A+ rating from the prestigious Investor's Business Daily. Doral Financial was ranked number one out of twenty nine Finance-Mortgage and Related Services Group Stocks in each of the four categories rated: overall rank, technical rank, fundamental rank and attractiveness rank.

         The Chairman noted that the 50 basis points reduction in short-term interest rates enacted by the Federal Reserve Board on September 17, 2001 and the additional 50 basis points reduction on October 2, 2001 should improve favorably Doral's interest rate spread during the next several quarters. Mr. Levis further noted that the Company intended to continue to take advantage of the drop in short term interest rates by locking in the interest cost on a substantial portion of its borrowings which should positively affect net income in future years. He added that the existing mortgage rate environment stimulates home purchases and refinancings. Additionally, the Chairman felt that future mortgage production could be further increased by the Government of Puerto Rico's plan to sponsor the construction of 50,000 new affordable housing units together with 50,000 additional units for non-subsidized housing.

         Mr. Levis closed by saying, "We are optimistic and excited about Doral Financial's opportunities and prospects for the fourth quarter of 2001 and for the full year 2002. We look forward to continued strong performance from our traditional activities, as well as greater contributions from new activities such as sales of property insurance and other insurance products through Doral Insurance Agency. We are committed to further enhance shareholder value."

         Doral Financial's Chief Executive Officer, its Chief Financial Officer and the Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.



FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect", "anticipate", "look forward" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in the interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                               DORAL FINANCIAL CORPORATION
                           CONSOLIDATED STATEMENT OF OPERATIONS
                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                      (NASDAQ:DORL)
                                       (UNAUDITED)


STATEMENT OF INCOME
                                                                     QUARTER ENDED                          NINE MONTHS ENDED
                                                      --------------------------------------------    ----------------------------
                                                              SEPTEMBER 30,             JUNE 30,               SEPTEMBER 30,
                                                      ----------------------------    ------------    ----------------------------
                                                          2001            2000            2001            2001            2000
                                                      ------------    ------------    ------------    ------------    ------------
Interest income                                       $     92,826    $     87,132    $     85,751    $    264,720    $    238,831
Interest expense                                            68,135          76,713          69,125         209,685         206,816
                                                      ------------    ------------    ------------    ------------    ------------
Net interest income                                         24,691          10,419          16,626          55,035          32,015
Provision for loan losses                                    1,062           1,050             981           3,128           2,705
                                                      ------------    ------------    ------------    ------------    ------------
Net interest income after provision for loan losses         23,629           9,369          15,645          51,907          29,310
                                                      ------------    ------------    ------------    ------------    ------------
Non-interest income:
  Net gain on mortgage loan sales and fees                  44,803          40,288          45,462         136,160          96,042
  Trading account                                           (3,539)         (7,373)         (4,048)        (18,409)         (7,785)
  Gain (loss) on sale of investment securities               1,453            (277)           (628)          3,668           3,157
  Servicing income                                           7,561           6,615           7,509          22,066          19,618
  Commissions, fees and other income                         5,031           2,768           4,391          12,918           7,061
                                                      ------------    ------------    ------------    ------------    ------------
Total non-interest income                                   55,309          42,021          52,686         156,403         118,093
                                                      ------------    ------------    ------------    ------------    ------------
Non-interest expense:
  Compensation and benefits, net                            11,458          10,351          12,506          35,066          29,801
  Taxes, other than payroll and income taxes                 1,078           1,180           1,121           3,294           2,963
  Professional services                                      1,272           1,008           1,457           4,102           3,277
  Telephone                                                  1,281             983           1,292           3,522           2,908
  Rent                                                       1,892           1,502           1,810           5,148           4,675
  Amortization of servicing assets                           8,265           3,578           5,258          18,275           9,986
  Depreciation and amortization                              2,890           1,889           2,552           7,634           5,116
  Maintenance                                                  769             481             595           1,787           1,187
  Advertising                                                2,560           1,905           2,653           7,018           5,785
  Other, net                                                 5,326           4,189           4,268          13,604          11,109
                                                      ------------    ------------    ------------    ------------    ------------
Total non-interest expense                                  36,791          27,066          33,512          99,450          76,807
                                                      ------------    ------------    ------------    ------------    ------------
Income before income taxes                                  42,147          24,324          34,819         108,860          70,596
Income taxes                                                 5,337           3,286           4,224          13,389           8,683
                                                      ------------    ------------    ------------    ------------    ------------
Income before cumulative gain-effect
of change in accounting principle                           36,810          21,038          30,595          95,471          61,913
Cumulative gain-effect of change in
  accounting principle                                          --              --              --           5,929              --
                                                      ------------    ------------    ------------    ------------    ------------

NET INCOME                                            $     36,810    $     21,038    $     30,595    $    101,400    $     61,913
                                                      ============    ============    ============    ============    ============
EARNINGS PER SHARE:
  Basic:
  Income before cumulative gain-effect                $       0.75    $       0.46    $       0.66    $       2.02    $       1.38
  Cumulative gain-effect of change in
    accounting principle                                        --              --              --            0.14              --
                                                      ------------    ------------    ------------    ------------    ------------
  NET INCOME                                          $       0.75    $       0.46    $       0.66    $       2.16    $       1.38
                                                      ============    ============    ============    ============    ============
  Diluted:
  Income before cumulative gain-effect                $       0.74    $       0.46    $       0.65    $       1.99    $       1.38
  Cumulative gain-effect of change in
    accounting principle                                        --              --              --            0.13              --
                                                      ------------    ------------    ------------    ------------    ------------
  NET INCOME                                          $       0.74    $       0.46    $       0.65    $       2.12    $       1.38
                                                      ============    ============    ============    ============    ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                                 46,088,697      42,362,634      42,682,892      43,778,410      41,718,063
                                                      ============    ============    ============    ============    ============
  Diluted                                               46,839,909      42,571,789      43,384,166      44,474,243      41,788,390
                                                      ============    ============    ============    ============    ============


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



                          DORAL FINANCIAL CORPORATION
                   SELECTED BALANCE SHEET AND OPERATING DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (NASDAQ:DORL)

                                                                  AS OF
                                       --------------------------------------------------------
                                       SEPTEMBER 30, 2001    JUNE 30, 2001    DECEMBER 31, 2000
                                       ------------------    -------------    -----------------
BALANCE SHEET DATA                        (UNAUDITED)         (UNAUDITED)         (AUDITED)
Money market investments                   $  791,751          $  528,195         $  399,320
Mortgage loans held-for-sale                1,725,179           1,645,779          1,354,605
Trading securities, at fair value           1,042,849           1,064,377          1,101,938
Securities held-to-maturity                   834,434             900,984          1,558,313
Securities available-for-sale                 708,122             728,795            182,374
Loans receivable, net                         581,342             531,763            398,191
Total Assets                                6,373,300           5,909,914          5,463,386
Stockholders' Equity                          743,939             543,781            505,710

BOOK VALUE PER COMMON SHARE                $    12.95          $     9.81         $     8.99


                                               FOR THE NINE MONTHS ENDED
                                                     SEPTEMBER 30,
                                         ---------------------------------------
OPERATING DATA                                   2001                2000
                                         ------------------     ----------------
Mortgage Loan Production                      $ 3,059,000         $ 2,382,000
Loan Servicing Portfolio                      $ 9,725,000         $ 8,557,000


                                                  FOR THE QUARTER ENDED                  FOR THE NINE MONTHS ENDED
                                                       SEPTEMBER 30,                           SEPTEMBER 30,
                                         ---------------------------------------  ----------------------------------------
FINANCIAL RATIOS                                 2001                2000                2001                 2000
                                         --------------------  -----------------  ------------------  --------------------
Return on average assets:
  Income before cumulative gain-effect           2.29%               1.57%               2.14%                1.65%
  Net Income                                     2.29%               1.57%               2.27%                1.65%
Return on average common equity:
  Income before cumulative gain-effect          26.18%              22.46%              26.24%               23.17%
  Net Income                                    26.18%              22.46%              28.00%               23.17%
Common stock dividend payout ratio:
  Income before cumulative gain-effect          16.89%              21.98%              17.59%               20.30%
  Net Income                                    16.89%              21.98%              16.51%               20.30%



                                                 FOR THE QUARTER ENDED                  FOR THE NINE MONTHS ENDED
                                                      SEPTEMBER 30,                            SEPTEMBER 30,
                                         ----------------------------------------  ----------------------------------------
CASH DIVIDENDS PER SHARE                         2001                2000                2001                 2000
                                         ---------------------  -----------------  -----------------  ---------------------
Common                                          $ 0.125             $ 0.10              $ 0.35             $  0.28
Convertible Cumulative Preferred                $    --             $   --              $   --             $ 20.00
Noncumulative Preferred, Series A               $  0.88             $ 0.88              $ 2.64             $  2.64
Noncumulative Preferred, Series B               $  0.52             $ 0.18              $ 1.56             $  0.18



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